Exhibit 99.1

To the Holders of:
STRATS(SM) TRUST FOR UNITED STATES CELLULAR CORPORATION SECURITIES,
SERIES 2004-6
Structured Repackaged Asset-Backed Trust Securities
*CUSIP:            86311Q204 - 6.375% Class A1 Certificates
*CUSIP:            86311QAB1 - 0.325% Class A2 Certificates

U.S. Bank Trust National Association, as Trustee for the STRATS(SM) Trust for United States Cellular Corporation Securities, Series 2004-6, hereby gives notice with respect to the Scheduled Distribution Date of December 15, 2004 (the "Distribution Date") as follows:

1. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $10 Class A-1 Certificate and as a dollar amount per $1,000 Notional Amount of Class A-2 Certificates, is as set forth below:

                         Principal       Interest          Total Distribution
          Class A-1      $ 0.000000      $ 0.31875         $ 0.31875
          Class A-2      $ 0.000000      $ 1.62500         $ 1.62500

2. The amount of aggregate interest due and not paid as of the Distribution Date is 0.000000.

3. No fees have been paid to the Trustee or any other party from the proceeds of the Underlying Securities.

4. $12,500,000 aggregate principal amount of United States Cellular Corporation 6.70% Senior Notes due December 15, 2033(the Underlying Securities) are held for the above trust.

5. At the close of business on the Distribution Date, 1,250,000 Class A-1 Certificates representing $12,500,000 aggregate Certificate Principal Balance and $12,500,000 Notional Amount of Class A-2 Certificates were outstanding.

6. The current rating of the Underlying Securities is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S.  Bank Trust National Association, as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.